UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2025

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 249 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 445-4886

Elevai Labs Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Development and License Agreement between Northstrive Biosciences Inc. and YuvaBio Biosciences, Inc.

On April 9, 2025 (“Effective Date”), Northstrive Biosciences Inc. (“Northstrive”), a wholly owned subsidiary of PMGC Holdings Inc. (the “Company”), entered into the Development and License Agreement (“Agreement”) with Yuva Biosciences, Inc. (“YuvaBio,” and, together with Northstrive, the “Parties”). Pursuant to the Agreement, YuvaBio will develop certain mitochondrial science related technology for Northstrive using artificial intelligence (“AI”) and Northstrive will obtain a worldwide, exclusive license from YuvaBio for purposes of researching, developing, and commercializing one or more therapeutic products derived from such technology exclusively within its Field of Use (as defined below), explicitly Cardiac Diseases and Obesity (as such terms are defined in the Agreement). Terms used in this Current Report on Form 8-K which are not defined have the meanings set forth in the Agreement.

Term

The term of the Agreement (“Term”) begins on the Effective Date and, unless otherwise terminated pursuant to Article 5 of the Agreement (for cause or for convenience), will expire as follows: (a) on a Licensed Northstrive FOU Product-by-Licensed FOU Product (as defined below) basis, upon the expiration of the Royalty Term (as defined below) for such Licensed Northstrive FOU Product; (b) in its entirety upon the expiration of the Royalty Term with respect to the last Licensed Northstrive FOU Product being developed, manufactured, or commercialized anywhere in the world. Additionally, either Party may terminate the Agreement for cause upon written notice to the other Party, without liability, upon (i) the other Party’s becoming subject to bankruptcy proceedings, ceases or suspends its business, or makes an assignment of the majority of its assets for the benefit of its creditors; or (ii) the other Party’s material breach of the Agreement, which breach is not cured pursuant to the terms of the Agreement. Northstrive may terminate the Agreement for convenience upon 10 days’ written notice to YuvaBio, and if such termination occurs prior to the completion of the Program (as defined below), Northstrive shall pay YuvaBio an early termination fee and for YuvaBio’s already-incurred or non-cancellable costs and/or expenses.

AI Development Program

The Agreement provides for the Parties’ collaboration on a multi-phase AI Development Program (“Program” or “AI Development Program”) in accordance with the plan set forth in the Agreement. As part of the Program, YuvaBio will develop mitochondrial science related technology for Northstrive and identify drug candidates with the potential to improve mitochondrial health and cardiometabolic function. YuvaBio will test its computational findings for biological activity on custom assays and identify and recommend a shortlist of promising compounds to Northstrive.

Payments

In exchange for the rights and license granted to Northstrive under the Agreement, YuvaBio will receive: (i) an upfront fee upon the parties’ entry into the Agreement and payments made based on initiation and completion of phases in the Program, (ii) certain developmental milestone payments on a Licensed FOU Product-by-Licensed FOU Product basis, and (iii) royalties on Net Sales. After expiration of the applicable Royalty Term (as defined below) for a Licensed Northstrive FOU Product (as defined below), the licenses granted to Northstrive pursuant to the Agreement will continue in effect but will become fully paid, royalty free, transferable, perpetual, and irrevocable.

License; Intellectual Property Rights

Subject to the terms of the Agreement, YuvaBio and its Affiliates grant to Northstrive a worldwide license exclusive within the Northstrive Field of Use (including as to YuvaBio), with the right to grant sublicensees through multiple tiers to and under the YuvaBio Licensed Technology. During and after the Term, Northstrive will exclusively retain all right, title and interest in and to all of the Northstrive Background IP (as defined below), and YuvaBio will exclusively retain all right, title and interest in and to all of the YuvaBio Background IP (as defined below). Excluding the Northstrive Background IP and the YuvaBio Background IP, regardless of inventorship, YuvaBio will solely own the YuvaBio Sole Foreground IP (as defined below). Subject to YuvaBio’s rights to the YuvaBio Sole Foreground IP, Northstrive will solely own all right all right, title and interest in and to (a) certain results of the Program (as fully set forth in the Agreement); and (b) the Northstrive Product IP (as defined below).

During the Term and for one (1) year following completion of a certain milestone set forth in the Agreement, YuvaBio granted to Northstrive a right of first refusal to negotiate an exclusive license for any field of use outside of the Northstrive Field of Use which is within the Expanded Field of Use (as defined in the Agreement).

“Licensed Northstrive FOU Product” means any therapeutic product comprising a compound within the AI Results that is developed, manufactured, or sold by Northstrive (or its Affiliates or sublicensees) within the Northstrive Field of Use.

“Northstrive Background IP” means Intellectual Property Rights created, conceived, owned, controlled or developed by or for Northstrive: (a) on or before the Effective Date, or (b) which result from activities which are independent from but concurrent with the Agreement. Any inventions which use or improve upon YuvaBio’s confidential information or YuvaBio Background IP will not be considered “independent.”

“Northstrive Field of Use” means Cardiac Diseases and Obesity.

“Northstrive Product IP” means any Intellectual Property Rights created by or on behalf of Northstrive that are specifically directed toward the development, manufacture, clinical and therapeutic use, and commercialization of any Licensed Northstrive FOU Products. Northstrive Product IP does not include any YuvaBio Sole Foreground IP.

“YuvaBio Background IP” means all Intellectual Property Rights created, conceived, owned, controlled or developed by or for YuvaBio: (a) on or before the Effective Date or (b) which result from activities which are independent from but concurrent with the Agreement Any inventions which use or improve upon Northstrive’s confidential information or Northstrive Background IP will not be considered “independent.”

“YuvaBio Licensed Technology” means the YuvaBio Patent Rights and only specific YuvaBio Know-How that is directly utilized by YuvaBio under the Program, solely to the extent necessary for the exploitation of Licensed Northstrive FOU Products under the Agreement.

“YuvaBio Sole Foreground IP’ means (a) all methods, techniques, and processes for using artificial intelligence to discover drug targets and drug candidates, including as related to the AI Activities and all software code developed; and (b) certain results of the Program (as fully set forth in the Agreement).

“Royalty Term” means, on a Licensed Northstrive FOU Product-by-Licensed Northstrive FOU Product basis, the period commencing on the First Commercial Sale of such Licensed Northstrive FOU Product until the latest to occur of:

(a)	the expiration of the last to expire Valid Claim of the YuvaBio Patent Rights that Covers such Licensed Northstrive FOU Product;

(b)	the twelve (12) year anniversary of the First Commercial Sale of the Licensed Northstrive FOU Product in such country.

The foregoing summary of the Agreement does not purport to be complete and is subject to and are qualified in its entirety by a copy of the License Agreement filed as Exhibit 10.1, which is incorporated herein by reference.

The Company issued a press release announcing the Parties’ entry into the Agreement on April 10, 2025. A copy of the press release is filed herein as Exhibit 99.1. Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Development and License Agreement between Northstrive Biosciences Inc. and Yuva Biosciences, Inc.
99.1	Press Release dated April 10, 2025.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

+	Portions of this exhibit have been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2025

PMGC Holdings Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer

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